UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

FIVE POINT HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2025, Five Point Operating Company, LP, a Delaware limited partnership through which Five Point Holdings, LLC owns all of its assets and conducts all of its operations (the “Issuer”), and Five Point Capital Corp., a Delaware corporation and wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”) issued $450.0 million aggregate principal amount of 8.000% Senior Notes due 2030 (the “Notes”). In connection with the closing of the offering of the Notes, the Issuers and the subsidiaries of the Issuer that will guarantee the Notes (the “Guarantors”) entered into an indenture (the “Indenture”) with Computershare Trust Company, N.A. (the “Trustee”).

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The Notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

The Issuers intend to use the net proceeds from the offering of the Notes, together with cash on hand, to (i) purchase the 10.500% Initial Rate Senior Notes due 2028 (the “2028 Notes”) validly tendered and not validly withdrawn in the cash tender offer for any and all of the outstanding 2028 Notes (the “Concurrent Tender Offer”), (ii) redeem or discharge all of the 2028 Notes not purchased in the Concurrent Tender Offer, and (iii) redeem all of the outstanding 7.875% Senior Notes due 2025.

The Notes will mature on October 1, 2030 (the “Maturity Date”). The Notes accrue interest at a rate of 8.000% per annum. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1, commencing April 1, 2026. Interest will accrue from September 25, 2025.

The Notes are guaranteed (the “Note Guarantees”), jointly and severally, by each of the Issuer’s restricted subsidiaries that guarantees its obligations under, or is a borrower or obligor under, the Issuer’s senior unsecured revolving credit facility (the “Revolving Credit Facility”) or any other syndicated loan facility or capital markets indebtedness, subject to certain exceptions. Under certain circumstances, the Guarantors may be automatically released from their Note Guarantees without the consent of the holders of Notes.

The Notes and the Note Guarantees are the Issuers’ and the Guarantors’ senior unsecured obligations and are senior in right of payment to all of the Issuers’ and the Guarantors’ subordinated indebtedness, equal in right of payment with all of the Issuers’ and the Guarantors’ senior indebtedness (including any indebtedness under the Revolving Credit Facility), without giving effect to collateral arrangements in the case of secured indebtedness, effectively subordinated to any of the Issuers’ and the Guarantors’ secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all of the existing and future liabilities (including trade payables but excluding intercompany liabilities) or preferred equity of each of the Issuer’s subsidiaries that do not guarantee the Notes (other than such indebtedness and liabilities owed to the Issuers or one of the Guarantors and other than the Co-Issuer).

The Issuers are entitled, on any one or more occasions, to redeem all or a part of the Notes issued under the Indenture at the redemption prices (expressed as percentages of principal amount of the Notes being redeemed) set forth during the periods indicated below plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date:

Period	Redemption Price
On or after October 1, 2027	104.000%
October 1, 2028 through October 1, 2029	102.000%
October 1, 2029 and thereafter	100.000%

Upon the occurrence of specific kinds of changes of control, the holders of the Notes will have the right to cause the Issuers to repurchase some or all of the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

If the Issuer or its restricted subsidiaries sell certain of their assets, under certain circumstances, the Issuers may be required to use the net cash proceeds to make an offer to purchase Notes at an offer price in cash in an amount equal to not less than 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture, among other things, limits the Issuer’s ability and the ability of its restricted subsidiaries to (1) pay dividends, redeem or repurchase the Issuer’s capital stock or make other restricted payments, (2) make investments, (3) incur indebtedness or issue certain disqualified equity, (4) create certain liens, (5) incur obligations that restrict the ability of the Issuer’s restricted subsidiaries to make dividend or other payments to the Issuer or its other restricted subsidiaries, (6) consolidate, merge or transfer all or substantially all of their assets, taken as a whole, (7) enter into transactions with affiliates and (8) create or designate unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. In addition, if for such period of time, if any, that the Notes have received investment grade ratings from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default or event of default exists under the Indenture, the Issuer and its restricted subsidiaries will not be subject to certain of the covenants listed above.

The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

Tender Offer Pricing and Expiration and Results

On September 19, 2025, the Company issued a press release announcing the expiration and results of the Issuers’ Concurrent Tender Offer for any and all of their outstanding 2028 Notes. On September 25, 2025, the Issuers purchased $471,534,884 in principal amount of the 2028 Notes that were validly tendered and not validly withdrawn.

Satisfaction and Discharge of the 2028 Notes

On September 25, 2025, the Issuers issued a redemption notice for the remaining 2028 Notes that were not validly tendered pursuant to the Concurrent Tender Offer (the “Remaining 2028 Notes”). The redemption notice specified a redemption date of November 15, 2025 for the Remaining 2028 Notes. The Issuers concurrently delivered and irrevocably deposited amounts with the Trustee (the “Trust Amounts”) in amounts sufficient to fund the payment of the principal amount of, and accrued and unpaid interest on, the Remaining 2028 Notes on the November 15, 2025, redemption date. After the deposit of such Trust Amounts, the indenture governing the 2028 Notes (the “2028 Notes Indenture”) was satisfied and discharged with respect to the 2028 Notes in accordance with its terms. The Issuers funded the Trust Amounts using cash on hand. As a result of the satisfaction and discharge of the 2028 Notes Indenture, the Issuers have been released from their obligations under the 2028 Notes Indenture with respect to the 2028 Notes, except those provisions of the 2028 Notes Indenture that, by their terms, survive the satisfaction and discharge of the 2028 Notes Indenture.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 25, 2025, among Five Point Operating Company, LP, Five Point Capital Corp., the Guarantors party thereto and Computershare Trust Company, N.A., as trustee (including the form of Notes).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIVE POINT HOLDINGS, LLC

Date: September 25, 2025	By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Chief Operating Officer, Chief Legal Officer and Vice President